Exhibit 1.1

EXECUTION COPY

THE DIRECTV GROUP, INC.

Shares of Common Stock, Par Value $0.01 Per Share

Underwriting Agreement

February 10, 2005

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

    As representatives (the “Representatives) of the several Underwriters named in Schedule I hereto,

c/o Goldman, Sachs & Co.

85 Broad Street,

New York, New York 10004

c/o Morgan Stanley & Co. Incorporated

1221 Avenue of the Americas, 5th Floor

New York, New York 10020

Ladies and Gentlemen:

The General Motors Special Hourly Employees Pension Trust (the “Hourly Trust”), the General Motors Special Salaried Employees Pension Trust (the “Salaried Trust”) and the Sub-Trust of the General Motors Welfare Benefit Trust (the “Sub-Trust” and, together with the Hourly Trust and the Salaried Trust, the “Selling Stockholders”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (collectively, the “Underwriters”) an aggregate of 55,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 5,500,000 additional shares (the “Optional Shares”) of common stock, par value $0.01 per share (“Stock”), of The DIRECTV Group, Inc., a Delaware corporation (the “Company”). The Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-3 (File No. 333-122215) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and

Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any reference herein to any Preliminary Prospectus or the Prospectus (including references to “described in,” “contemplated by” and “set forth in” any Preliminary Prospectus or the Prospectus), shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement);

(ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated expressly for use therein or in writing by the Selling Stockholders expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(iii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated expressly for use therein or in writing by the Selling Stockholders expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(v) The Prospectus conforms, and any amendments or supplements to the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of its applicable filing date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated expressly for use therein or in writing by the Selling Stockholders expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(vi) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in any case that would be material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than as a result of the exercise of outstanding stock options described in the Prospectus) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

(vii) The Company and its significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated under the Act) (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”, which Significant Subsidiaries are identified in Schedule IV of this Agreement) have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not, individually or in the aggregate, have a material adverse effect on the value of such properties of the Company and its subsidiaries taken as a whole, and do not materially interfere with the use made and proposed to be made of such properties, taken as a whole, by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not, individually or in the aggregate, material to the Company and its subsidiaries, and do not interfere with the use made and proposed to be made of such property and buildings, taken as a whole, by the Company and its subsidiaries;

(viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the current or future condition (financial or other), business, properties, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each Significant Subsidiary of the Company has been duly organized and is validly existing as a corporation or other legal entity in good standing under the laws of its jurisdiction of organization, with the requisite corporate or other power and authority to own its properties and conduct its business as described in the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation or other legal entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

(ix) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; except as set forth in the Prospectus, all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and no holders of securities of the Company other than the Selling Stockholders have rights to the registration of any such securities under the Registration Statement;

(x) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except to the extent that any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect and would not adversely affect the validity of the Shares; nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (including, without limitation, the Communication Act of 1934, as amended, and the rules, regulations and published policies of the Federal Communications Commission (the “FCC”), the Department of Commerce, the National Telecommunications and Information Administration and the International Telecommunications Union); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xi) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or other constitutive documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except to the extent that any such violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

(xii) The Company and each of its Significant Subsidiaries has obtained all necessary certificates, orders, permits, licenses (including, without limitation, all requisite FCC licenses), authorizations, consents and approvals of and from, and has made all necessary filings with, all federal, state, local, foreign supranational, national, regional and other governmental tribunals, and from other persons necessary to the conduct of its business (collectively “Permits”) and necessary to provide a direct broadcast satellite service within the United States from orbital locations set forth in the table under “Business – Infrastructure – Summary Satellite Data” in the Prospectus, except in each case to the extent that the failure to obtain such Permits or to make such filings would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its Significant Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits, except where the failure to do so would not individually or in the aggregate have a Material Adverse Effect; no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any Permit or result in any other material impairment of the rights of the holder of any Permit, except where the failure to do so would not individually or in the aggregate have a Material Adverse Effect; and neither the Company nor any of its Significant Subsidiaries has received any notice of proceeding relating to revocation or modification of any such Permit, the effect of which would individually or in the aggregate have a Material Adverse Effect; and all FCC Licenses (as that term is defined in Section 7 hereof) are in full force and effect (meaning that the orders issuing each of the FCC licenses have become effective, no stay of effectiveness of any such order has been issued by the FCC, and none of the FCC Licenses has been invalidated by any subsequent FCC action of which notice is publicly available);

(xiii) Other than as set forth in the Prospectus, the Company and its subsidiaries own, possess, have the right to use by license or otherwise, or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collective, the “IP Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any IP Rights, which infringement or conflict, if the subject of an unfavorable decision, ruling or filing, would individually or in the aggregate have a Material Adverse Effect;

(xiv) The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “United States Federal Income Tax Consequences for Non-U.S. Holders,” “Risk Factors – Risks Related to our Business – DIRECTV U.S.” and “Business – Government Regulation,” insofar as such statements purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xv) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would be reasonably likely to individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xvi) The Company and each of its Significant Subsidiaries carries, or is covered by, and will maintain, for not less than the current policy period, insurance in such amounts and covering such risks as set forth in the Prospectus; neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries reserve and/or maintain excess satellite capacity as set forth in the Prospectus;

(xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences engaged.

(xviii) The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xix) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xx) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting pronouncements of the Act and have generally been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein; and the selected financial data set forth under the captions “Summary Historical Consolidated Financial and Other Data” and “Selected Consolidated Financial and Other Data” in the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein;

(xxi) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries and have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(xxii) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”) and Section 412 of the Code, has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, each such pension plan that is intended to be qualified under Section 401 of the Code so qualifies, has received a favorable determination letter, and its trust is exempt from taxation under Section 501(a) of the Code; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a

“welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA, the Code and all other applicable federal, state and foreign laws, rules and regulations; neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any material withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title I or Title IV of ERISA, or the penalty, excise tax or joint and several liability provisions of the Code or any foreign law, rule or regulation relating to employee benefit plans;

(xxiii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and

(xxiii) The Shares are duly listed on the NYSE.

(b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) Such Selling Stockholder has full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and this Agreement has been duly authorized, executed and delivered by the Trustee on behalf of such Selling Stockholder;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the trust agreement establishing such Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder;

(iii) The Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, without your prior written consent;

(v) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi) Any information furnished in writing to the Company by the Trustee on behalf of such Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto does not or will not, as the case my be, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statement therein not misleading; and

(vii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(c) The United States Trust Company of New York (the “Trustee”), solely in its capacity as trustee of each of the Selling Stockholders, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) the Trustee has been appointed by the named fiduciary (the “Named Fiduciary”) (as determined in accordance with Section 402 (a) of ERISA) to manage the Shares held by each Selling Stockholder as described herein and to exercise all rights, powers and privileges appurtenant to such Shares (subject to the authority of the Named Fiduciary to terminate such appointment and appoint one or more other investment managers for any such Shares); and

(ii) the Trustee has full right, power and authority to execute and deliver this Agreement for the account and on behalf of each Selling Stockholder and to so bind the Selling Stockholders.

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders, severally and not jointly, agrees to sell the number of Firm Shares as set forth opposite the name of such Selling Stockholder in Schedule II hereto to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from such Selling Stockholders, at a purchase price per share of $14.8542, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders, severally and not jointly, agrees to sell the number of Optional Shares as set forth opposite the name of such Selling Stockholder in Schedule II hereto to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from such Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, Shares in a number equal to that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) multiplied by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant to the Underwriters the right to purchase at their election up to 5,500,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus. In accordance with the Selling Stockholders’ obligations to the Company under Section 3(g) of that certain amended and restated registration rights agreement by and among General Motors Corporation (“GM”), and the Trustee (as trustee for each of the Selling Stockholders) dated March 12, 2003, under which the Company has succeeded to the rights and obligations of GM as issuer (the “Registration Rights Agreement”), each Underwriter severally covenants that it will, collectively with the other Underwriters, use its reasonable best efforts to effect a broad public distribution of the Shares and will not sell to any one Person (or group of related Persons) (whether such Person (or group of related Persons) is buying for its own account or as a fiduciary on behalf of one or more accounts) Shares constituting more than 2% of the Stock then-outstanding. As used herein, the term “Person” shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

4. (a) The Shares to be purchased by each Underwriter hereunder, registered in such names as the Representatives may request upon at least two full business days prior notice to the Selling Stockholders, shall be delivered by or on behalf of the Selling Stockholders to Goldman, Sachs & Co., in book-entry form, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholders to Goldman, Sachs & Co. at least two full business days in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on February 16, 2005 or such other time and date as the Representatives and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof will be delivered at the offices of Cleary Gottlieb Steen &

Hamilton LLP, One Liberty Plaza, New York, New York 10006 (the “Closing Location”), and the Shares will be delivered in book-entry form through the facilities of DTC, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to equity compensation plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent, except for the issuance of shares of Stock upon the conversion, exercise or exchange, by the holder thereof, of options, warrants or other securities convertible into or exercisable or exchangeable for the Stock pursuant to the terms of such options, warrants or other securities (which, in the case of any conversion, exercise or exchange which is at the Company’s option, the Company shall not call for conversion, exercise or exchange during such period (it being understood that nothing herein shall limit the right of the Company to call for redemption of any security convertible, exercisable or exchangeable for Stock or to issue shares of Stock to the extent a holder of such security elects to convert, exercise or exchange such security in lieu of accepting any redemption payment;

(f) If the Selling Stockholders elect to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(g) Not to (and to cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(h) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo as used in the Preliminary Prospectus, Prospectus or Registration Statement for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6. The Company and the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing (other than fees and expenses of counsel for the Underwriters incurred in connection therewith) any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, (iv) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares, (v) the reasonable fees and expenses of one outside law firm jointly representing the Selling Stockholders, which the Company and the Selling Stockholders agree shall be Jones Day, and (vi) any other out-of-pocket expenses of the Selling Stockholders in connection with the Registration Statement required to be paid pursuant to the Registration Rights Agreement and (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar, and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6, and (c) the Selling Stockholders will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholders’ obligations hereunder which are not otherwise specifically provided for in this Section, including all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholders to the Underwriters hereunder. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. Notwithstanding the foregoing, nothing herein shall affect the agreement of the Company and the Selling Stockholders (with respect to their rights and obligations as between one another) for the sharing or allocation of costs and expenses as set forth in the Registration Rights Agreement.

7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if Selling Stockholders have elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Larry D. Hunter, General Counsel for the Company, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

(ii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(iii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

(iv) Each Significant Subsidiary of the Company that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; all of the outstanding shares of capital stock of each such Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of any preemptive rights pursuant to law or such Significant Subsidiary’s certification of incorporation; and, except as set forth in the Prospectus, all of the outstanding shares of capital stock of each such Significant Subsidiary are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(v) Each Significant Subsidiary of the Company that is a limited liability company has been duly formed in accordance with the applicable limited liability company law and is validly existing and in good standing under the laws of its jurisdiction of formation or organization; all of the outstanding limited liability company interests of each such Significant Subsidiary have been issued in accordance with the applicable limited liability company law and were not issued in violation of any preemptive rights pursuant to law or such Significant Subsidiary’s constitutive documents; and, except as set forth in the Prospectus, all of the outstanding limited liability company interests of each such Significant Subsidiary are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(vi) To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vii) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or the constitutive documents of any of its subsidiaries, or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(viii) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or lease or agreement or other instrument to which it is a party or by which it or any of its properties may be bound, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(ix) Such counsel has no reason to believe that any of the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

(x) Although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Weil Gotshal & Manges LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(c)(1) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) This Agreement has been duly authorized, executed and delivered by the Company;

(ii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(iii) The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the captions “United States Federal Income Tax Consequences for Non-U.S. Holders” and “Underwriting,” insofar as such statements purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(iv) The Company is not an “investment company,” as such term is defined in the Investment Company Act;

(v) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable and the rules and regulations of the Commission thereunder.

(vi) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

(e) Weil Gotshal & Manges LLP, counsel for the Company, shall have furnished to you their written disclosure letter (a draft of such letter is attached as Annex II(c)(2) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (v) of this Section 7(d), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of

Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they have no reason to believe that any of the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

(f) Harris, Wiltshire & Grannis LLP, FCC counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) Certain of the Company’s subsidiaries hold the FCC licenses specified on Schedule 1 attached hereto as held by them (the “FCC Licenses”). The FCC Licenses include all FCC licenses, permits and authorizations necessary for the Company and its subsidiaries to provide a direct broadcast satellite service within the United States from orbital locations set forth in the table under “Business – Infrastructure – Summary Satellite Data” in the Prospectus, except where the failure to obtain or hold such license, permit or authorization would not have a Material Adverse Effect. All of the FCC Licenses are in full force and effect.

(ii) Except for proceedings of general applicability to direct broadcast satellite and multichannel video programming distribution services that are described in the Prospectus, or such other proceedings as are set forth in the Prospectus, to the best of our knowledge, there is no complaint, investigatory proceeding, petition, or other legal or administrative proceeding pending or threatened in writing before the FCC against the Company or its subsidiaries that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

(iii) The statements in the Prospectus under the headings of “Risk Factors – Risks Related to our Business – DIRECTV U.S.” and “Business – Government Regulation” regarding the Communications Act of 1934, as amended, (the “Communications Act”) and the rules, regulations and published policies of the FCC promulgated or established thereunder (“FCC Rules”), fairly and accurately summarize the matters therein described in all material respects.

(iv) No material consent, approval, or authorization of the FCC is required to be obtained by the Company for the sale of the Shares by the Selling Stockholders to the Underwriters by the Company at such Time of Delivery.

(v) The execution and delivery of the Agreement, and the sale of the Shares by the Selling Stockholders to the Underwriters by the Company at such Time of Delivery, will not violate the provisions of the Communications Act or the FCC Rules.

(g) Jones Day, counsel for the Trustee of each of the Selling Stockholders, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(e) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The Trustee has been appointed by the Named Fiduciary (as determined in accordance with Section 402(a) of ERISA), to manage the Shares held by each Selling Stockholder and to exercise all rights, powers and privileges appurtenant to such Shares (subject to the authority of the Named Fiduciary to terminate such appointment and appoint one or more other investment managers for any such Shares);

(ii) The Trustee has full power and authority to execute and deliver this Agreement for the account and on behalf of each Selling Stockholder and to so bind each Selling Stockholder; and

(iii) Upon payment for the Shares as herein contemplated, the Underwriters shall acquire a security entitlement (as that term is defined in the Uniform Commercial Code as in effect in the State of New York (the “NYUCC”)) with respect to the Shares transferred to the Underwriters and no action based on an adverse claim (as that term is defined under the NYUCC) to the Shares may be asserted against the Underwriters, provided that the Underwriters do not have notice of such adverse claim (within the meaning of Section 8-105 of the NYUCC).

(h) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(i)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’

equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, (ii) to the extent any such organization has publicly announced, prior to the date of this Agreement, that it has its rating of any of the Company’s debt securities under such surveillance or review, no adverse change in the status of such surveillance or review shall have occurred, and (iii) no such organization which has not previously made any such public announcement prior to the date of this Agreement shall have publicly announced that it has under put under surveillance or review, with possible negative implications, its ratings of any such securities;

(k) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”); (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(l) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each person listed in Schedule III hereto, substantially in the form of Annex III to this Agreement;

(m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(n) The Company, each of the Selling Stockholders, and the Trustee shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, each of the Selling Stockholders, and of the Trustee, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company, each of the Selling Stockholders, and the Trustee, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Trustee of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (i) of this Section.

8. (a) The Company will indemnify and hold harmless each Underwriter, its directors, partners and each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which each of the foregoing may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of the foregoing for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated expressly for use therein.

(b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter, its directors, partners and each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which each of the foregoing may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished in writing to the Company by the Trustee acting on behalf of such Selling Stockholder expressly for use therein; and will reimburse each of the foregoing for any legal or other expenses reasonably incurred by each of the foregoing in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated expressly for use therein; provided, further, that no claim to the assets of the Selling Stockholders shall be created by this paragraph, except as and to the extent permitted by applicable law. The parties agree that the information furnished in writing to the Company by the Trustee acting on behalf of the Selling Stockholders for use in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement consists solely of the name of such Selling Stockholder and the number of Shares beneficially owned by such Selling Stockholder before and after completion of the transactions contemplated hereby.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who sign the Registration Statement, each of the Selling Stockholders, its trustees (including the Trustee), executive officers and directors and each person, if any, who controls the Company or each Selling Stockholder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which each of the foregoing may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated expressly for use therein; and will reimburse each of the foregoing for any legal or other expenses reasonably incurred in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trustee acting on behalf of the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who is affiliated with or who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Act or the Exchange Act.

(g) Nothing herein shall affect the rights and obligations of the Company and the Selling Stockholders set forth in the Registration Rights Agreement, including with respect to indemnification and contribution, among themselves, but without reference to or effect upon the rights and obligations of the Underwriters hereunder.

9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of the Selling Stockholders, and shall survive delivery of and payment for the Shares.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof, but if for any other reason the Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, unless such failure to deliver the Shares shall be solely as a result of any failure or refusal on the part of any of the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement to be complied with by any of them, in which case the Selling Stockholder or Selling Stockholders failing to deliver Shares shall reimburse the Underwriters through you for all such expenses, but in either case the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given jointly by Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated on behalf of you as the representatives; and in all dealings with the Selling Stockholders hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Selling Stockholders made or given by the Trustee.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives care of (i) Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004, Attention: Registration Department and (ii) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, Attention: Equity Capital Markets Syndicate Desk; if to the Trustee or the Selling Stockholders shall be delivered or sent by mail, telex or facsimile transmission to the Trustee care of United States Trust Company of New York, 600 Fourteenth Street, N.W., Suite 400, Washington, DC 20005-3314, Attention: Norman P. Goldberg, Authorized Agent (Tel: (202) 585-4175; fax: (202) 783-7054), with a copy to Jones Day, 2727 North Harwood Street, Dallas, TX 75201-1505, Attention: James E. O’Bannon (Tel: (214) 220-3939; fax: (214) 969-5100); and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to The DIRECTV Group, Inc., 2250 East Imperial Highway, El Segundo, CA 90245, Attention: Larry Hunter, with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, Attention: Alexander D. Lynch; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

17. The Company and the Selling Stockholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

THE DIRECTV GROUP, INC.

By:
Name:
Title:

GENERAL MOTORS SPECIAL HOURLY EMPLOYEES PENSION TRUST

By: United States Trust Company of New York, as Trustee

By:
Name:
Title:

GENERAL MOTORS SPECIAL SALARIED EMPLOYEES PENSION TRUST

By: United States Trust Company of New York, as Trustee

By:
Name:
Title

SUB-TRUST OF THE GENERAL MOTORS
WELFARE BENEFIT TRUST

By: United States Trust Company of New York, as Trustee

By:
Name:
Title:

Accepted as of the date hereof

Goldman, Sachs & Co.

By:
Name:
Title:

Morgan Stanley & Co. Incorporated

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.	23,375,000	2,337,500
Morgan Stanley & Co. Incorporated	23,375,000	2,337,500
Citigroup Global Markets Inc	2,750,000	275,000
Credit Suisse First Boston LLC	2,750,000	275,000
J.P. Morgan Securities Inc.	2,750,000	275,000

Total	55,000,000	5,500,000

SCHEDULE II

Selling Stockholder	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
General Motors Special Hourly Employees Pension Trust	19,417,145	1,941,714
General Motors Special Salaried Employees Pension Trust	16,165,709	1,616,571
Sub-Trust of the General Motors Welfare Benefit Trust	19,417,146	1,941,715

Total	55,000,000	5,500,000

SCHEDULE III

Persons to Execute Lock-Up Agreement

K. Rupert Murdoch

Chase Carey

Bruce B. Churchill

Romulo Pontual

Larry D. Hunter

Patrick T. Doyle

Mitchell Stern

Neil R. Austrian

Ralph F. Boyd, Jr.

Peter Chernin

James M. Cornelius

David F. DeVoe

Charles R. Lee

Peter A. Lund

Haim Saban

SCHEDULE IV

Significant Subsidiaries

Significant Subsidiaries of The DIRECTV Group, Inc.

Entity	State of Incorporation/Formation
DIRECTV Holdings LLC	DE
DIRECTV Financing Co., Inc.	DE
DIRECTV Enterprises, LLC	DE
DIRECTV, Inc.	CA
DIRECTV Operations, LLC	CA
DTV Telecommunications & Space Company	DE
DTV Communications, Inc.	CA
DIRECTV International, Inc.	DE
DIRECTV Latin America Holdings, Inc.	CA
DIRECTV Latin America, LLC	DE

ANNEX I(a)

Comfort Letter to be given on date of this Agreement

CGSH Draft of February 8, 2005

ANNEX I(b)

Bring-down Comfort Letter

ANNEX II (a)

Opinion of Cleary Gottlieb

ANNEX II (b)

Opinion of Larry D. Hunter, General Counsel

ANNEX II (c)(1)

Opinion of Weil Gotshal & Manges

ANNEX II (c)(2)

Letter of Weil Gotshal & Manges

Annex II(d)

Opinion of Harris, Wiltshire & Grannis LLP

Annex II(e)

Opinion of Jones Day on behalf of Trustee

Annex III

THE DIRECTV GROUP, INC.

Lock-Up Agreement

February 10, 2005

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

    As representatives (the “Representatives) of the several Underwriters named in Schedule I hereto,

c/o Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

c/o Morgan Stanley & Co. Incorporated

1221 Avenue of the Americas, 5th Floor

New York, New York 10020

Re:	The DIRECTV Group, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that the Representatives propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such Agreement (collectively, the “Underwriters”), with The DIRECTV Group, Inc., a Delaware corporation (the “Company”), and the Selling Stockholders named in Schedule II to such Agreement, providing for a public offering of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the final Prospectus covering the public offering of the Shares (such 90-day period, the “Lock-up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) with the prior written consent of Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated on behalf of the Underwriters, or (iv) pursuant to the valid exercise by a lienholder of any pledge over such Shares existing on the date hereof. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii) or (iv) above, for the duration of the Lock-Up Period will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

[Exact Name of Shareholder]

Authorized Signature

Title